UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2007

LUSORA HEALTHCARE SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-129393

(Commission File Number)

20-5854735

(IRS Employer Identification No.)

2802 Flintrock Trace, Suite 221, Austin, TX 78738

(Address of principal executive offices and Zip Code)

512-371-4171

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2007 we appointed Jeff Kidder as Senior Vice-President of Business Development under an employment agreement (the “Agreement”). The Agreement commences on May 1, 2007 and will last for one year. The Agreement shall terminate on 90 days written notice or with cause at any time on written notice to Jeff Kidder. Under the terms of the Agreement, Jeff Kidder will be paid an annual base salary of $137,500. Pursuant to the Agreement, Mr. Kidder may also receive an annual bonus based on the accomplishment of performance objectives to be determined between the parties. Mr. Kidder will also receive 1,000,000 stock options for shares of our common stock, the exact details of which are to be governed by an Employee Stock Option Plan. The Stock Options and the Employee Stock Option Plan are subject to approval by our board of directors. We have also agreed to provide Mr. Kidder with health insurance or reimbursement for a private healthcare plan up to $750 per month. Also under the Agreement, Mr. Kidder is entitled to 15 days paid vacation during each full fiscal year of employment.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement between Lusora Healthcare Systems Inc. and Jeff Kidder, dated March 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUSORA HEALTHCARE SYSTEMS INC.

By: /s/ Dan Bauer

Dan Bauer

President and Director

(Principal Executive Officer)

Date: April 2, 2007

CW1140365.1